EXECUTION COPY

EXHIBIT 4.7

REGISTRATION RIGHTS AGREEMENT

between

OPPENHEIMER HOLDINGS INC.

and

CANADIAN IMPERIAL BANK OF COMMERCE

Dated as of January 14, 2008

TABLE OF CONTENTS

Page

Section 1. Definitions.

Section 2. Demand Registration

Section 3. Piggyback Registration

Section 4. "Market Stand-Off" Agreement

Section 5. Expenses

Section 6. Procedure

Section 7. Indemnification

Section 8. Underwriting Agreement

Section 9. Information by Holders

Section 10. Exchange Act Compliance

Section 11. No Conflict of Rights

Section 12. Termination

Section 13. Transfer of Registration Rights

Section 14. Miscellaneous

i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 14, 2008, between Oppenheimer Holdings Inc., a Canadian corporation (the "Company"), and Canadian Imperial Bank of Commerce, a bank under the laws of Canada (the "Investor").

RECITALS

WHEREAS, pursuant to the Asset Purchase Agreement, (as defined below) the Company (i) has issued to the Investor a Warrant, dated as of the date hereof, to acquire 1,000,000 Class A Shares (as defined below) for an exercise price of $48.63 per share, subject to adjustment (the "Warrant"), and (ii) may pay a portion of the Deferred Purchase Price Payment (as defined in the Asset Purchase Agreement) in Class A Shares (the "Share Payment Option"); and

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Agreement, the Company and the Investor, intending to be legally bound hereby, agree as follows:

Section 1.

Definitions.

As used in this Agreement, the following terms shall have the following meanings:

"Agreement" shall have the meaning ascribed to such term in the preamble hereto.

"Asset Purchase Agreement" means the Amended and Restated Asset Purchase Agreement, dated as of January 14, 2008, by and among the Company, the Investor and certain of their Affiliates.

"Business Day" means any day except a Saturday, Sunday or other day on which the NYSE is not open for the transaction of business.

"Class A Shares" shall mean the Class A non-voting shares of the Company.

"Commissions" means (i) the securities commissions or other securities authorities in each of the provinces and territories of Canada and (ii) the SEC.

"Company" shall have the meaning ascribed to such term in the preamble hereto.

"Demand Registration" shall have the meaning ascribed to such term in Section 2(a) hereof.

"Demand Securities" shall have the meaning ascribed to such term in Section 2(a) hereof.

"Effective Date" means, (i) with respect to a Registration of securities in one or more provinces and territories of Canada, the date that the applicable Commissions issue a receipt for the final prospectus in respect thereof or, (ii) with respect to a Registration of securities in the United States, the date that the Registration Statement in respect thereof becomes effective.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"Filing Date" means, (i) with respect to a Registration of securities in one or more provinces and territories of Canada, the date a preliminary prospectus is filed with the applicable Commissions or, (ii) with respect to a Registration of securities in the United States, the date a registration statement is filed with the SEC.

"Holder" shall mean any holder of record of Registrable Securities.

"Information" shall have the meaning ascribed to such term in Section 6(a)(viii) hereof.

"Inspectors" shall have the meaning ascribed to such term in Section 6(a)(viii) hereof.

"Investor" shall have the meaning ascribed to such term in the preamble hereto.

"Lock-Up Period" shall have the meaning ascribed to such term in Section 4 hereof.

"Losses" shall have the meaning ascribed to such term in Section 7(a) hereof.

"NYSE" shall mean the New York Stock Exchange.

"Other Shares" shall mean the shares of capital stock of the Company that are not Registrable Securities.

"Permitted Transferee" shall mean any subsidiary of the Investor in which the Investor owns, directly or indirectly, 80% of the outstanding securities entitled to vote for the election of the directors.

"Person" means any individual, sole proprietorship, limited liability company, joint venture, corporation, partnership, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Piggyback Registration" shall have the meaning ascribed to such term in Section 3(a) hereof.

"Records" shall have the meaning ascribed to such term in Section 6(a)(viii) hereof.

"Register" and "Registration" shall mean the act of qualifying securities for distribution in the provinces and territories of Canada and the United States of America (or any of them) by filing with the applicable Commissions a Registration Statement relating to the proposed distribution and such other documents as may be necessary or appropriate in connection therewith.

"Registrable Securities" shall mean (i) the Class A Shares issued or issuable to the Investor or any Permitted Transferee thereof upon the exercise of the Warrant, (ii) the Class A Shares issued to the Investor or any Permitted Transferee thereof pursuant to the Share Payment Option, if any, and (iii) any Class A Shares or other securities of the Company issued in connection with a stock split, stock dividend, recapitalization or similar event relating to clauses (i) and (ii) above; except, in each case, for Class A Shares (i) the sale of which is covered by a Registration Statement that has been declared effective under the Securities Acts or (ii) which shall have been transferred pursuant to Rule 144 or (iii) which are eligible to be resold pursuant to Rule 144(k).

"Registration Statement" means, (i) with respect to a Registration of securities in one or more provinces and territories of Canada, a preliminary prospectus, final prospectus or similar document, as appropriate, prepared in accordance with the applicable Securities Acts or, (ii) with respect to a Registration of securities in the United States, a registration statement prepared in accordance with the U.S. Securities Act.

"Registration Rights" shall mean the rights of an Investor to request a Registration pursuant to the terms of this Agreement.

"Requesting Holders" shall have the meaning ascribed to such term in Section 2(a) hereof.

"Rule 144" shall mean Rule 144 promulgated under the U.S. Securities Act or any successor rule thereto or any complementary rule thereto.

"SEC" means the United States Securities and Exchange Commission.

"Securities Acts" means the securities legislation of each of the provinces and territories of Canada, the U.S. Securities Act, the Exchange Act and all regulations, policy statements, orders, rulings, communiques and interpretation notes issued thereunder or in relation thereto or promulgated by the NYSE or other relevant securities exchange, as the same may hereafter be amended or replaced from time to time.

"Selling Holder" shall mean, with respect to any Registration Statement which Registers the offer and sale of Registrable Securities pursuant to this Agreement, each holder of Registrable Securities covered by such Registration Statement.

"Selling Holders' Counsel" shall mean counsel selected by Selling Holders that hold a majority of the Registrable Securities covered by a Registration Statement.

"Share Payment Option" has the meaning ascribed to such term in the Recitals.

"underwritten registration" or "underwritten offering" shall mean a Registration in which securities of the Company are sold to or through one or more underwriters for reoffering or sale to the public.

"U.S. Securities Act" shall mean the United State Securities Act of 1933, as amended.

"Warrant" shall have the meaning ascribed to such term in the recitals.

Section 2.

Demand Registration

.

(a)

Subject to Section 4 and subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of this Section 2(a) and at any time beginning at the earlier of (x) the exercise of the Warrant or (y) the delivery of Class A Shares pursuant to the Share Payment Option, holders of record of at least a majority of the total number of outstanding Registrable Securities (the "Requesting Holders") shall have the right to request that the Company effect a Registration under the Securities Acts with respect to all or a portion of the Registrable Securities held by such Requesting Holders by delivering a written notice executed by each Requesting Holder to the principal business office of the Company in accordance with this Section 2 (a "Demand Registration").  The request shall identify each such Requesting Holder, specify the number of Registrable Securities each Requesting Holder proposes to be included in such Demand Registration, the intended method of distribution and the jurisdictions where Registration is to be effected, provided that the Company shall not be required to effect a Registration in any jurisdiction where it has not previously made a Registration of Class A Shares.  The Company shall (x) promptly give notice of such request for a Demand Registration to each holder of record of Registrable Securities that is not a Requesting Holder and (y) use its commercially reasonable efforts to effect a Demand Registration on an appropriate form under the appropriate Securities Acts for the Registrable Securities which the Company has been so requested to Register by the Requesting Holders, and by each other holder of record of Registrable Securities that shall have made a written request to the Company for inclusion in the Demand Registration within 30 Business Days after the giving of such written notice by the Company, which request shall specify the number and intended method of disposition (including the relevant jurisdictions of sale) of Registrable Securities (collectively, the "Demand Securities"); provided, however, that the Company shall not be obligated to effect any Demand Registration except in accordance with the following provisions:

(i)

the Company shall not be obligated to file more than two Registration Statements in total pursuant to this Section 2, subject to paragraph (d) below;

(ii)

the Company shall not be obligated to file any Registration Statement pursuant to this Section 2 unless the request from the applicable holder(s) for such Registration cover Registrable Securities whose aggregate net proceeds of the Registrable Securities proposed to be sold is not less than $10,000,000;

(iii)

the Company shall (A) not be obligated to file any Registration Statement during any period in which any other Registration Statement (other than on Form S-4 or Form S-8 promulgated under the U.S. Securities Act or any successor forms thereto) pursuant to which Registrable Securities are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 30 days and (B) promptly give written notice to the Requesting Holders of a delay in filing a Registration Statement to effect a Demand Registration pursuant to clause (A) of this Section 2(a)(iii);

(iv)

the Company shall not be obligated to file any Registration Statement if the Company has determined in good faith that such filing of a Registration Statement would require the disclosure of material information that the Company has a reasonable justification for keeping confidential, such filing to be delayed until the date which is not more than 60 days after such request for Registration pursuant to this Section 2(a), provided, that the Company may only so delay the filing or effectiveness of a Registration Statement pursuant to this Section 2(a)(iv) on one occasion during any twelve-month period;

(v)

the Company shall not be required to file any Registration Statement if the written request therefor is not received by the Company prior to the tenth anniversary of the Closing Date; and

(vi)

the Company may, on its own behalf and on the behalf of its security holders, include Other Shares in such Demand Registration.  If such Demand Registration is an underwritten offering and the managing underwriter advises the Company that the inclusion of all Demand Securities and all Other Shares, if any, proposed to be included in such Demand Registration would interfere with the successful marketing (including pricing) of all such securities, then the Company shall include in such Demand Registration, to the extent of the number which the Company is so advised can be sold in such offering:

(A)

first, Demand Securities; and

(B)

second, all Other Shares the Company proposes to sell or other holders propose to sell pursuant to their contractual or incidental piggyback rights, subject to the priority structure set forth in the applicable agreements establishing such rights.

(b)

The Requesting Holders may, in the notice delivered pursuant to paragraph 2(a) above, elect that such Demand Registration be an underwritten offering.  Upon such election by the Requesting Holders (or, in the event the Requesting Holders do not so elect, if the Company elects an underwritten offering), the Company shall have the right to select the managing underwriter(s) subject to the consent of the Requesting Holders (which consent shall not be unreasonably withheld) and, in such case, the Company shall not be required to include the Registrable Securities of a Selling Holder in the underwritten offering unless such Selling Holder (and, if requested by the Company, the applicable beneficial holder if different than the Selling Holder) accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company.

(c)

A request for a Demand Registration may be withdrawn by written notice to the Company by the holders of a majority of the Registrable Securities to be included in such Registration with the following consequences:

(i)

if such request for a Demand Registration is withdrawn prior to the filing date of the Registration Statement, such withdrawn Registration shall count as a Demand Registration for purposes of Section 2(a) unless the participating holders have promptly reimbursed the Company for any and all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the preparation of such Registration Statement for filing; or

(ii)

if such request for a Demand Registration is withdrawn after the Filing Date of the Registration Statement but prior to its Effective Date, subject to Section 2(d), such withdrawn Demand Registration shall count as a Demand Registration for purposes of Section 2(a).

(d)

Except as provided in Section 2(c), any Demand Registration pursuant to Section 2(a) shall not count as a Demand Registration for purposes of Section 2(a) unless it has become effective, provided that:

(i)

a Registration Statement which does not become effective after it has been filed by the Company solely by reason of the refusal to proceed by a Selling Holder shall be deemed to have been effected by the Company at the request of such Selling Holders; or

(ii)

if after such Registration Statement has become effective it is interfered with by any stop order, injunction or other order or requirement of any of the Commissions for any reason other than a misrepresentation or an omission by a Selling Holder and, as a result thereof, the Demand Securities cannot be completely distributed in accordance with the plan of distribution set forth in the related Registration Statement, such Registration Statement shall not be deemed to have been effected and shall not count as a Demand Registration for purposes of Section 2(a).

Any Registration requested pursuant to Section 3 shall be deemed not to have been requested pursuant to Section 2(a).

Section 3.

Piggyback Registration

.

(a)

If at any time beginning at the earlier of (x) the exercise of the Warrant or (y) the delivery of Class A Shares pursuant to the Share Payment Option, the Company proposes for any reason to Register Other Shares under any of the Securities Acts (other than on Form S-4 or Form S-8 promulgated under the U.S. Securities Act or any successor forms thereto), it shall promptly give written notice to the record holders of Registrable Securities of its intention to do so and, upon the written request, given within 10 Business Days after delivery of any such notice by the Company, of any holders of Registrable Securities to include in such Registration Registrable Securities held by such holders (which request shall specify the number of Registrable Securities proposed to be included in such Registration) (a "Piggyback Registration"), the Company shall use its commercially reasonable efforts to cause all such Registrable Securities to be included in such Piggyback Registration on the same terms and conditions as the Other Shares (or similar type as the Registrable Securities) otherwise being sold in such Piggyback Registration; provided, however, that if the Company is advised by the managing underwriters in writing that the inclusion of all Registrable Securities and Other Shares proposed to be included in such Piggyback Registration would interfere with the successful marketing (including pricing) of the Other Shares proposed to be Registered by the Company, then the Company shall include in such Piggyback Registration, to the extent of the number which the Company is so advised can be sold in such offering:

(i)

first, the Other Shares to be sold or issued and sold by the Company;

(ii)

second, Registrable Securities, pro rata among the respective holders of Registrable Securities sought to be included in the Registration on the basis of the number of such shares requested to be included in the offering by each Selling Holder; and

(iii)

third, Other Shares (not included in clause (i) above) having contractual or incidental piggyback rights, subject to the priority structure among such shares set forth in the applicable agreements establishing such rights.

(b)

In connection with any offering under this Section 3 involving an underwriting, the Company shall not be required to include the Registrable Securities of a Selling Holder in any Registration Statement for any such Piggyback Registration unless such Selling Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company.

(c)

The Company shall have the absolute right to withdraw or abandon or cease to prepare or determine not to file any Registration Statement for any Piggyback Registration at any time prior to the effective date thereof without any obligation or liability.

Section 4.

"Market Stand-Off" Agreement

.  If requested by the Company and an underwriter of any capital stock or other securities of the Company, a Holder shall not sell or otherwise transfer or dispose of any Registrable Securities or any other shares of capital stock of the Company held by such Holder (other than those included in the Registration) during the 180-day period following the pricing of an underwritten offering of the Company, or for such shorter period as is requested by the Company and such underwriter (the "Lock-Up Period"); provided that each officer, director and holder of 5% or more of the equity securities of the Company also agrees to such restrictions and remains bound.  The obligations described in this Section 4 shall not apply to a Registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future.  The Company may impose stop-transfer instructions with respect to the Class A Shares (or other securities) subject to the foregoing restriction until the end of such Lock-Up Period.

Section 5.

Expenses

.  The Company shall bear the expense of any Registrations effected pursuant to Sections 2 and 3, including, all Registration and filing fees (including all expenses incident to filing with the NYSE or any other securities exchange where the Registrable Securities are listed or accepted for trading), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants and the fees and expenses of the Selling Holders' Counsel, if there be one, of up to $70,000 for all such Registrations in the aggregate, but excluding any underwriters' or brokers' discounts or commissions, transfer taxes and the fees of any counsel, accountants or advisors to any Selling Holder, other than up to $70,000 of fees and expenses of the Selling Holders' Counsel in the aggregate for all such Registrations; provided that, with respect to any Registration effected in Canada, the Selling Holders shall bear their proportionate share of the costs of issue to the extent required by the applicable Commissions.

Section 6.

Procedure

.

(a)

If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to effect the Registration of any Registrable Securities, the Company shall, in accordance with the intended method of distribution thereof and the requirements of the jurisdictions in which the Registration is to be effected, use its commercially reasonable efforts to:

(i)

with respect to a Registration under Sections 2 and 3, cause a Registration Statement that proposes to Register such Registrable Securities to become and remain effective for a period of 90 days or until all of such Registrable Securities have been disposed of in accordance with the intended method of distribution (if earlier);

(ii)

furnish, as appropriate, a Registration Statement that proposes to Register such Registrable Securities, a prospectus relating thereto and any amendments or supplements relating to such Registration Statement or prospectus, to each Selling Holder and to the Selling Holders' Counsel, if there be one, copies of all such documents proposed to be filed;

(iii)

prepare and file with the applicable Commissions such amendments and supplements to such Registration Statement and the prospectus related thereto, if any, as may be necessary to keep such Registration Statement effective for at least the period set forth in Section 6(a)(i) and to comply with the provisions of the Securities Acts with respect to the sale or other disposition of such Registrable Securities;

(iv)

notify any counsel to any Selling Holder and the Selling Holders' Counsel, if there be one, promptly (w) of the receipt by Company of any notification with respect to any comments by any Commission with respect to such Registration Statement or prospectus or any amendment or supplement thereto or any request by any Commission for the amending or supplementing thereof or for additional information with respect thereto, (x) of the receipt by the Company of any notification with respect to the issuance by any Commission of any stop order suspending the effectiveness of such Registration Statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose, which the Company shall use its best efforts to prevent any such stop order or delay, (y) of the effective date of any such Registration Statement or post-effective amendment and (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(v)

register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided, however, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction, subject itself to taxation or take any action that would subject it to consent to general or unlimited service of process in any jurisdiction not then so subject;

(vi)

furnish to each Selling Holder such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Acts, in order to facilitate the public sale or other disposition of such Registrable Securities;

(vii)

notify on a timely basis each Selling Holder at any time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Acts within the period set forth in Section 6(a)(i), of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Selling Holder, prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(viii)

make available for inspection by any counsel to any Selling Holder and the Selling Holders' Counsel, if there be one, or any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such underwriter (collectively, the "Inspectors"), all relevant financial records, corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement (together with the Records, the "Information").  Any of the Information which the Company determines to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors to a third party unless (x) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (y) such Information has been made generally available to the public.  The Selling Holder agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(ix)

if the offering is to be underwritten, enter into any necessary agreement in connection therewith (including an underwriting agreement containing customary representations, warranties, agreements and indemnifications);

(x)

in the case of an underwritten offering, obtain from its auditors "comfort" letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters;

(xi)

in the case of an underwritten offering in the United States, obtain a certificate of counsel for the Company to the effect that the Registration Statement including Registrable Securities was declared effective under the U.S. Securities Act at a specific time and on a specific date and that such counsel has been orally advised by the SEC that no stop order suspending the effectiveness of such Registration has been issued and, to the knowledge of such counsel, no proceedings for that purpose have been instituted or are pending or threatened by the SEC;

(xii)

provide a transfer agent and registrar (which may be the same entity and which may not be the Company) for such Registrable Securities;

(xiii)

issue to any underwriter to which any Selling Holder may sell shares in such offering certificates evidencing such Registrable Securities without restrictive legends;

(xiv)

list such Registrable Securities on the NYSE or any securities exchange on which any Class A Shares are listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, or qualify such Registrable Securities for inclusion in the National Association of Securities Dealers Automated Quotation System; and

(xv)

provide a CUSIP number.

(b)

Each Selling Holder shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(vii), forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(vii), and, if so directed by the Company, such Selling Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Selling Holder's possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.

Section 7.

Indemnification

.

(a)

To the extent permitted by law, in connection with any Registration of any Registrable Securities under the Securities Acts pursuant to this Agreement, the Company shall indemnify and hold harmless each Selling Holder, its officers and directors, each underwriter and each other Person, if any, who controls, is controlled by or under common control with any of the foregoing within the meaning of the Securities Acts against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any such indemnified party under this Section 7(a) may become subject under the Securities Acts or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) ("Losses") arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Securities were Registered under the Securities Acts, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commissions, any amendment or supplement thereto or any document incident to Registration or qualification of any Registrable Securities or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such indemnified party for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any Losses; provided, however, that the Company shall not be liable in any such case to the extent that any Losses arise out of or are based upon (i) a breach of Section 6(b) by a Selling Holder or (ii) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document incidental to Registration or qualification of any Registrable Securities in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or underwriter specifically for use in connection with the preparation of such Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, further, that with respect to any preliminary prospectus, the foregoing indemnity shall not inure to the benefit of (i) any underwriter or, in the case of a Registration Statement filed with respect to an offering which is not an underwritten offering, any Selling Holder, from whom the Person asserting any Losses purchased Registrable Securities or (ii) any Person controlling such underwriter or Selling Holder, if (A) a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was required by law to have been delivered by such underwriter or Selling Holder (as applicable), (B) the prospectus had not been sent or given by or on behalf of such underwriter or Selling Holder (as applicable) to such Person with or prior to a written confirmation of the sale of the Registrable Securities to such Person, (C) the prospectus (as so amended and supplemented) would have cured the defect giving rise to the Losses and (D) such failure to deliver the prospectus (as so amended and supplemented) was not the result of noncompliance by the Company with Section 6(a)(vi).

(b)

To the extent permitted by law, in connection with any Registration of Registrable Securities under the Securities Acts pursuant to this Agreement, each Selling Holder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7(a)) the Company, its officers and directors, each underwriter, each other Selling Holder, and each other Person, if any, who controls, is controlled by or under common control with any of the foregoing within the meaning of the Securities Acts with respect to (i) any breach by such Selling Holder of Section 6(b) or (ii) any statement or omission from such Registration Statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commissions, any amendment or supplement thereto or any document incident to Registration of any Registrable Securities, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter by such Selling Holder specifically for use in connection with the preparation of such Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the obligation to indemnify will be several, not joint and several, among such Selling Holders.  Notwithstanding the foregoing, in no event shall the amount contributed by a Selling Holder exceed the aggregate net offering proceeds received by such Selling Holder from the sale of its Registrable Securities.

(c)

Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 7, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (it being understood that no delay in delivering or failure to deliver such notice shall relieve the indemnifying party from any liability or obligation hereunder unless (and then solely to the extent that) the indemnifying party is materially and adversely prejudiced by such delay and/or failure).  In case any such action is brought against an indemnified party under this Section 7, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any indemnified party under this Section 7 shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 7.

(d)

The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party under this Section 7 or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

(e)

If the indemnification provided for in this Section 7 is finally held by a court of competent jurisdiction to be unavailable to an indemnified party under this Section 7 with respect to any Losses then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Selling Holders agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which did not take into account the equitable considerations referred to herein.  The amount paid or payable to an indemnified party under this Section 7 as a result of the Losses referred to above shall be deemed to include any legal or other expenses reasonably incurred in connection with investigating or defending the same.  Notwithstanding the foregoing, in no event shall the amount contributed by a Selling Holder exceed the aggregate net offering proceeds received by such Selling Holder from the sale of its Registrable Securities.

Section 8.

Underwriting Agreement

.  Notwithstanding the provisions of Sections 6 and 7, to the extent that the Company and the Selling Holders shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such sections, the provisions contained in such sections addressing such issue or issues shall be superseded with respect to such Registration by such other agreement.

Section 9.

Information by Holders

.  The Selling Holders shall furnish promptly to the Company such written information regarding such Selling Holder and the distribution proposed by such Selling Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any Registration, qualification or compliance referred to in this Agreement.

Section 10.

Exchange Act Compliance

.  The Company shall comply with all of the reporting requirements of the Exchange Act and with all other public information reporting requirements of the SEC which are conditions to the availability of Rule 144 for the sale of the Registrable Securities.  The Company shall cooperate with the Investor in supplying such information as may be necessary for the Investor to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of Rule 144.

Section 11.

No Conflict of Rights

.  The Company represents and warrants to the Investor that the Registration Rights granted to the Investor hereby do not conflict with any other Registration Rights granted by the Company and all such other rights are subordinate to the Registration Rights granted hereunder.  The Company may grant, after the date hereof, Registration Rights to holders of capital stock of the Company to the extent that such Registration Rights do not conflict with the Registration Rights granted hereby.

Section 12.

Termination

.  The Registration Rights granted pursuant to Sections 2 and 3 will terminate and be of no further force or effect on the earlier of (i) the seventh anniversary of the date hereof or (ii) the date following which none of Investor or any of its Permitted Transferees holds any Registrable Securities, except for any Demand Registration or Piggy Back Registration which has already been requested prior to such date.

Section 13.

Transfer of Registration Rights

.  The rights hereunder may be transferred or assigned in connection with any transfer of Registrable Securities by the Investor or any Permitted Transferee.  Notwithstanding the foregoing, such rights may only be transferred or assigned provided that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

Section 14.

Miscellaneous

(a)

Entire Agreement. This Agreement and the exhibits, schedules and other documents referred to herein which form a part hereof, contain the entire understanding of the parties hereto with respect to their subject matter.  This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

(b)

Severability.  Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

(c)

Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested), by recognized overnight courier or by facsimile transmission (receipt of which is confirmed):

(i)

if to the Company, to:

Oppenheimer Holdings Inc.
125 Broad Street
New York, NY 10004
Fax:  (212) 668-8081
Attention:  Dennis McNamera, Esq.

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attention: Patricia Moran, Esq.
Facsimile:  (212) 735-2000
Email: pmoran@skadden.com

and

Borden Ladner Gervais LLP
Scotia Plaza, Suite 4400
40 King Street West
Toronto, Ontario M5H 3Y4
CANADA
Attention:  A. Winn Oughtred, Esq.
Telephone:  (416) 367-6247
Facsimile:   (416) 361-7076
Email:  woughtred@blgcanada.com

(ii)

if to the Investor, to:

Canadian Imperial Bank of Commerce
Commerce Court West
Toronto, Ontario M5L 1A2
Canada
Fax: (917) 332-4320
Attention: Gerry McCaughey

with a copy to:

Canadian Imperial Bank of Commerce
245 Park Avenue
42nd Floor
New York, NY 10167
Fax: (917) 332-4320
Attention: General Counsel

with a copy to:

Mayer Brown LLP
1675 Broadway
New York, NY 10019-5820
Attention:  James B. Carlson, Esq.
Telephone:  (212) 506-2515
Facsimile:   (212) 849-5515
Email:  jcarlson@mayerbrown.com

or to such other person or address as any party shall specify by notice in writing to the other party.  All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which so hand-delivered, on the third Business Day following the date on which so mailed, on the Business Day following the date on which delivered to the overnight courier service and on the date on which faxed and confirmed, except for a notice of change of address, which shall be effective only upon receipt thereof.

(d)

Successors and Assigns.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns.  Except for a transfer of Registration Rights as contemplated in Section 13, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by (i) the Investor without the consent of the Company, or (ii) the Company without the consent of the Investor.

(e)

Third-Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns.  Except as contemplated by Section 7 with respect to Persons entitled to indemnification under Section 7, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

(f)

Recapitalization, Etc.  In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Class A Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Class A Shares or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, the original rights and obligations of the parties hereto under this Agreement.

(g)

Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument or instruments in writing signed by an authorized officer of each party.  Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by an authorized officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(h)

Fees and Expenses.  Except as otherwise contemplated in this Agreement, whether or not this Agreement and the transactions contemplated hereby are consummated, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, or in enforcement of, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(i)

Headings.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(j)

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

(k)

Governing Law.  THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS OR ANY OTHER LAW THAT WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE PROVINCE OF ONTARIO APPLICABLE HERETO.

(l)

Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(m)

Consent to Jurisdiction.  Each of the parties hereto expressly and irrevocably (a) consents to submit itself to the exclusive jurisdiction of the Ontario Superior Court of Justice in Toronto in the event any dispute arises out of or relates to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request or leave from such court, including, without limitation, a motion to dismiss on the grounds of forum non conveniens, (c) agrees that it will not bring any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such court, and (d) waives any right to a trial by jury with respect to any claim, counterclaim or action arising out of or in connection with this Agreement or the transactions contemplated hereby.

(n)

Specific Performance.  The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or equity.

(o)

Subsidiaries.  The parties agree that obligations pursuant to this Agreement with respect to their respective Subsidiaries and Affiliates are limited to their rights and powers with respect to such Persons.

(p)

Counterparts.  This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(q)

Construction.

(i)

(A) For the purposes hereof, (x) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (B) the words "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, and exhibits and schedules of this Agreement unless otherwise specified, (C) the words "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (D) the word "or" shall not be exclusive and (E) the Company and the Investor (and any other Person who becomes party hereto as permitted hereby) will be referred to herein individually as a "party" and collectively as "parties."

(ii)

The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any provisions of this Agreement.

(iii)

Any reference to any federal, provincial, state, local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

(r)

No Right of Setoff.   No party may deduct from, set off, holdback or otherwise reduce in any manner whatsoever against any amounts such party may owe to another party any amounts owed by such other party to the first party.

(s)

Currency.  All monetary amounts mentioned or referred to herein are in United States dollars unless otherwise indicated.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

OPPENHEIMER HOLDINGS INC.

BY:

Name:

Title:

CANADIAN IMPERIAL BANK OF COMMERCE

BY:

Name:
  Title: